Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations	or	Doug Holt, Media Contact
(312) 444-7811		(312) 557-1571

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME

OF $161.8 MILLION, $.61 PER COMMON SHARE.

(Chicago, April 21, 2009) Northern Trust Corporation today reported first quarter net income per common share of $.61 compared with reported net income per common share of $1.71 in the first quarter of 2008. Net income was $161.8 million compared with reported net income of $385.2 million in the first quarter of last year. Reported earnings for the prior year included a pre-tax non-operating benefit of $244.0 million ($.68 per share net of tax) realized in connection with the March 2008 initial public offering of Visa Inc. (Visa) common stock. Operating earnings in the year ago period, which excluded the Visa benefits, were $231.7 million, or $1.03 per common share, as compared with $161.8 million of net income in the current period, or $.61 per common share. In addition, $23.0 million of preferred stock dividends were accrued in the current quarter in connection with Northern Trust’s participation in the U.S. Department of the Treasury’s Capital Purchase Program, which reduced earnings per share by $.10.

Frederick H. Waddell, President and Chief Executive Officer, commented, "We continued to see strong growth in our client franchise, notwithstanding the difficult market and credit environment. Current quarter results were adversely impacted by dramatically lower equity markets, as exemplified by declines in the S&P 500 and EAFE (USD) indices of 40% and 49%, respectively, versus year ago levels, and difficult fixed income conditions. Against the challenging environmental backdrop, however, we were very pleased with the significant new business we continued to generate, which confirms the fundamental strength of our focused business strategy and execution. Our loan portfolio also continued to exhibit strength relative to the environment, even as we continued to increase our reserve for credit losses. As we move into the second quarter, our capital position remains very strong with our tier 1 capital ratio at 13.0% and our tangible common equity ratio at 5.9%. Furthermore, we are continuing our dialogue with the Federal Reserve, in accordance with the prescribed process, to proceed on our objective of redeeming the U.S. Department of the Treasury’s Capital Purchase Program preferred stock as quickly as prudently possible.”

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide a clearer indication of the results and trends in Northern Trust's core businesses, absent prior year adjustments related to Visa. The following table provides a reconciliation of operating earnings to reported earnings prepared in accordance with generally accepted accounting principles.

	First Quarter 2009		First Quarter 2008
($ In Millions Except Per Share Data)	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$161.8	$.61	$385.2	$1.71
Visa Initial Public Offering (net of $62.3 tax effect)	—	—	(105.6)	(.47)
Visa Indemnification Accrual (net of $28.2 tax effect)	—	—	(47.9)	(.21)

Operating Earnings	$161.8	$.61	$231.7	$1.03

FIRST QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s first quarter consolidated revenues totaled $904.2 million, down 8% from last year’s first quarter operating revenues. Trust, investment and other servicing fees decreased 22% from last year to $410.7 million and represented 45% of first quarter revenues. Foreign exchange trading income and net interest income were each strong for the quarter, increasing 16% and 8%, respectively, from last year’s first quarter. Total fee-related income represented 68% of revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased 31% from the year-ago quarter to $207.0 million, reflecting negative securities lending fees and significantly lower market valuations, partially offset by new business. The largest component of C&IS fees is custody and fund administration fees, which decreased 22% to $136.3 million, driven primarily by declines in the equity markets. Securities lending fees totaled a negative $7.9 million compared with $31.9 million in the first quarter last year, reflecting reduced volumes and lower spreads on the investment of cash collateral. Asset valuation losses in one mark-to-market investment fund used in our securities lending activities also reduced fees by approximately $52 million in the current quarter compared with a reduction of approximately $98 million in the prior year quarter. Fees from asset management in the quarter totaled $60.4 million, down 19%, reflecting lower market valuations. Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter decreased 11% and totaled $203.7 million compared with $228.4 million a year ago. The decrease in PFS fees resulted primarily from significantly lower market valuations, offset in part by new business.

Northern Trust’s total assets under custody were $2.8 trillion and total managed assets were $522.3 billion. C&IS assets under custody totaled $2.6 trillion, down 30% from a year ago, and included $1.4 trillion of global custody assets, 33% lower than a year ago. C&IS assets under management totaled $392.0 billion, a 38% decrease from the prior year. C&IS assets under management for the quarter included $95.2 billion of securities lending related collateral, a 64% decrease from the prior year quarter. Excluding securities lending collateral, C&IS assets under management totaled $296.8 billion as compared with $365.2 billion in the prior year quarter, a $68.4 billion, or 19%, decrease. PFS assets under custody totaled $281.7 billion, a 13% decrease from $322.2 billion in the prior year quarter. PFS assets under management totaled

FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

$130.3 billion, an 11% decrease from $146.0 billion last year. The above are in comparison to the twelve month decline in the S&P 500 index of 40% and in the EAFE index (USD) of 49%.

Foreign exchange trading income equaled $131.1 million, up 16% or $17.9 million from the performance in last year’s first quarter, reflecting currency volatility. Revenues from security commissions and trading income totaled $16.8 million, down slightly from $17.8 million in the prior year.

Other operating income equaled $37.1 million compared with $31.8 million in the same period last year. The current quarter included $7.8 million in gains resulting from the sale of leased equipment. An investment security gain of $4.9 million was recognized in the previous year quarter from the sale of the CME Group Inc. stock acquired in connection with the demutualization and subsequent merger of the Chicago Mercantile Exchange and the Chicago Board of Trade.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $287.7 million, up 8% from $266.1 million reported in the prior year first quarter, reflecting higher levels of average earning assets partially offset by a decrease in the net interest margin. Average earning assets of $69.4 billion were 16% higher than a year ago, driven by growth in securities and loans. The net interest margin was 1.68%, down from 1.79% in the prior year quarter, reflecting the diminished value of noninterest-related funding sources resulting from the significant interest rate cuts over the past year.

The reserve for credit losses at March 31, 2009 of $303.3 million increased $52.2 million from the December 31, 2008 balance. The provision for credit losses was $55.0 million in the current quarter and net charge-offs totaled $2.7 million. The current quarter provision primarily reflects the continued weakness in the broader economic environment. A $20.0 million provision was recorded in the prior year first quarter and net charge-offs totaled $2.4 million. Nonperforming loans totaled $167.8 million at March 31, 2009, compared with $96.7 million at December 31, 2008 and $27.7 million at March 31, 2008. The increase in nonperforming loans in the current quarter reflects the movement of ten loans to nonperforming status. The reserve for credit losses of $303.3 million included $17.1 million allocated to loan commitments

FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

and other off-balance sheet exposures compared with $12.4 million in the prior year. The remaining $286.2 million reserve assigned to loans and leases at March 31, 2009 represented a reserve to loan and lease ratio of .94%, compared with .75% at December 31, 2008 and .62% a year ago. Nonperforming loans of $167.8 million at quarter-end represented .55% of total loans and leases and were covered 1.7 times by the assigned reserve.

Noninterest expenses totaled $593.5 million for the current quarter, down 3% or $17.9 million from the year-ago quarter’s $611.4 million of noninterest expenses on an operating basis, which excludes the $76.1 million benefit recognized in the prior year quarter from the reversal of a Visa related indemnification accrual.

Compensation and employee benefit expenses totaled $324.1 million, down $19.4 million or 6% compared with the prior year first quarter. The decrease reflects reductions in performance-based compensation expense, partially offset by higher staff levels, annual salary increases, and higher defined benefit plan expenses and employment taxes. Staff on a full-time equivalent basis at March 31, 2009 totaled 12,200, up 8% from a year ago.

Expenses associated with outside services totaled $95.7 million, up $1.8 million or 2% from $93.9 million last year. The current quarter includes higher expenses for technical services, offset by lower expenses for investment manager sub-advisory services.

The remaining expense categories totaled $173.7 million, essentially unchanged from $174.0 million in the prior year first quarter on an operating basis. Higher equipment and software related expenses, and increased Federal Deposit Insurance Corporation insurance premiums, were offset by lower charges associated with securities processing activities and business promotion.

The current quarter also reflects an $8.3 million expense associated with a valuation adjustment of the liability established in connection with the previously disclosed capital support agreements with certain Northern Trust investment vehicles. This compares with a valuation related expense of $8.7 million recorded in the first quarter of last year. As of March 31, 2009, no capital contributions have been made under the agreements.

FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Income tax expense of $83.3 million was recorded in the current quarter and resulted in an effective tax rate of 34.0%. The prior year quarter provision for income taxes was $192.9 million, representing an effective tax rate of 33.4%.

FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER

Net income per common share of $.61 was reported in the current quarter compared with operating earnings per common share of $1.38 in the fourth quarter of 2008. The current quarter’s net income of $161.8 million compares to operating earnings of $323.3 million in the prior year fourth quarter. The prior year fourth quarter included a pre-tax benefit of $30.0 million relating to the reversal of a Visa settlement accrual due to the funding of the settlement by Visa through an escrow account.

The following table provides a reconciliation of operating earnings to reported earnings prepared in accordance with generally accepted accounting principles. Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide a clearer indication of the results and trends in Northern Trust's core businesses.

	First Quarter 2009		Fourth Quarter 2008
($ In Millions Except Per Share Data)	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$161.8	$.61	$342.3	$1.47
Visa Indemnification Accruals (net of tax effect of $11.0 in the prior quarter)	—	—	(19.0)	(.09)

Operating Earnings	$161.8	$.61	$323.3	$1.38

Consolidated revenues decreased 21% or $245.5 million to $904.2 million. Trust, investment and other servicing fees decreased $77.4 million or 16% from the prior year fourth quarter, with C&IS fees decreasing $66.8 million or 24% and PFS fees decreasing $10.6 million or 5%. C&IS fees decreased primarily due to lower securities lending fees and custody and fund administration fees. Securities lending fees totaled a negative $7.9 million in the current quarter compared with $44.2 million in the fourth quarter, reflecting reduced volumes and lower

FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

spreads on the investment of cash collateral. Mark-to-market adjustments in one investment fund used in our securities lending activities reduced fees by approximately $52 million in the current quarter and approximately $44 million in the fourth quarter. C&IS custody and fund administration fees were $136.3 million, a decline of $13.7 million or 9% from the prior year fourth quarter, driven primarily by declines in the equity markets. The decrease in PFS fees primarily reflects lower market valuations, partially offset by new business.

Net interest income decreased $60.6 million or 17% in the first quarter compared with the fourth quarter results, primarily reflecting a decline in the exceptionally wide spreads experienced in the fourth quarter. Foreign exchange trading income decreased $103.5 million or 44% from the fourth quarter. The fourth quarter results reflected exceptionally high levels of currency volatility. Security commissions and trading income decreased 14% to $16.8 million in the current quarter. Other operating income decreased $47.0 million or 56% in the first quarter. The fourth quarter results included a $33.3 million increase in non-trading foreign exchange gains and $20.6 million of net valuation gains recorded on credit default swap contracts. The previous quarter included investment security impairment charges (other-than-temporary-impairment) of $44.4 million. No impairment charges were recorded in the current quarter.

The provision for credit losses totaled $55.0 million in the current quarter, compared with $60.0 million in the fourth quarter of 2008, reflecting the continued weakness in the broader economic environment.

On an operating basis, which excludes Visa related adjustments, noninterest expense totaled $593.5 million in the first quarter and $585.2 million in the fourth quarter.

Compensation and employee benefits decreased $37.5 million from the fourth quarter. The fourth quarter included a $17.0 million charge in connection with planned staff expense reductions. The remaining decrease in expense resulted primarily from the current quarter’s lower levels of performance-based compensation, offset in part by higher employment taxes and increased levels of defined contribution plan expense. The fourth quarter included reductions in defined contribution plan expense reflecting reduced full year 2008 performance. Outside services totaled $95.7 million compared with $107.2 million in the fourth quarter, primarily reflecting lower expenses for global subcustody, legal, and technical services.

FIRST QUARTER PERFORMANCE VS. FOURTH QUARTER (continued)

Other noninterest expense categories on an operating basis totaled $173.7 million, an increase of $57.3 million from $116.4 million in the fourth quarter. The fourth quarter included a $25.4 million reduction of previously established accruals for the purchase of certain illiquid auction rate securities from Northern Trust clients and a $20.1 million currency translation related benefit associated with Lehman Brothers bankruptcy matters. The fourth quarter also included a $9.7 million decrease in the expense accrual associated with a valuation adjustment of the liability established for the capital support agreements, as compared to the current quarter’s valuation related expense of $8.3 million.

Income tax expense totaled $83.3 million for the current quarter, representing an effective rate of 34.0%. Income tax expense of $180.0 million was recorded in the fourth quarter and resulted in an effective tax rate of 34.5%.

BALANCE SHEET

Assets averaged $77.4 billion for the quarter, up 14% from last year’s first quarter average of $68.1 billion. Loans and leases averaged $29.7 billion, up 20% from the prior year quarter. The securities portfolio averaged $16.8 billion, up 63% from last year, primarily reflecting an increase in the average balance of government sponsored agency securities. Money market assets averaged $22.9 billion for the quarter, a decrease of 7% from the prior year. The percentage increase in earning assets was primarily funded by growth in U.S. office deposits, short-term borrowings, proceeds received from participation in the U.S. Department of the Treasury’s Capital Purchase Program, and long-term debt.

Residential mortgages averaged $10.5 billion in the quarter, up 14% from the prior year's first quarter, and represented 35% of the average loan and lease portfolio. Commercial loans averaged $8.2 billion, up 39% from $5.9 billion last year, while personal loans averaged $4.7 billion, up 27% from last year's first quarter. Loans outside the U.S. decreased $242.9 million on average from the prior year quarter to $1.3 billion.

BALANCE SHEET (continued)

Total stockholders’ equity averaged $6.7 billion, up 45% from last year’s first quarter. The increase reflects the issuance of senior preferred stock and related warrant to the U.S. Department of the Treasury pursuant to the terms of the Capital Purchase Program and the retention of earnings. During the first quarter of 2009, the Corporation repurchased 110,713 common shares at a cost of $6.3 million ($56.84 average price per share) in connection with equity based compensation plans. An additional 7.5 million shares are authorized for repurchase after March 31, 2009.

Northern Trust’s risk-based capital ratios remained strong at March 31, 2009, with the Corporation’s tier 1 capital ratio of 13.0%, total risk-based capital ratio of 15.2%, and leverage ratio of 8.9% exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at March 31, 2009 that were above the level required for classification as a “well capitalized” institution.

The ratio of tangible common equity to tangible assets was 5.9% at March 31, 2009, up from 5.5% at March 31, 2008. Tangible common equity is calculated as total stockholders’ equity less preferred stock, goodwill and identifiable intangible assets, adjusted for related deferred tax liabilities. Tangible assets are total assets less goodwill and identifiable intangible assets.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices and valuations, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust's business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2008 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 21, 2009. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CDT on April 21, 2009 through 5:00 p.m. CDT on April 28, 2009. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST QUARTER
($ In Millions Except Per Share Data)	2009	2008	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$410.7	$526.8	(22)%
Foreign Exchange Trading Income	131.1	113.2	16
Treasury Management Fees	20.4	17.4	17
Security Commissions & Trading Income	16.8	17.8	(6)
Gain on Visa Share Redemption	—	167.9	N/M
Other Operating Income	37.1	31.8	17
Investment Security Gains, net	0.4	5.0	(93)

Total Noninterest Income	616.5	879.9	(30)

Interest Income (Taxable Equivalent)	404.4	689.7	(41)
Interest Expense	116.7	423.6	(72)

Net Interest Income (Taxable Equivalent)	287.7	266.1	8

Total Revenue (Taxable Equivalent)	904.2	1,146.0	(21)

Noninterest Expenses
Compensation	258.3	286.2	(10)
Employee Benefits	65.8	57.3	15
Outside Services	95.7	93.9	2
Equipment and Software Expense	61.7	54.2	14
Occupancy Expense	41.8	41.4	1
Visa Indemnification Charges	—	(76.1)	N/M
Other Operating Expenses	70.2	78.4	(11)

Total Noninterest Expenses	593.5	535.3	11

Provision for Credit Losses	55.0	20.0	175
Taxable Equivalent Adjustment	10.6	12.6	(16)

Income before Income Taxes	245.1	578.1	(58)
Provision for Income Taxes	83.3	192.9	(57)

NET INCOME	$161.8	$385.2	(58)%

Net Income Applicable to Common Stock	$138.8	$385.2	(64)%

Per Common Share *
Net Income
Basic	$0.62	$1.73	(64)%
Diluted	0.61	1.71	(64)

Return on Average Common Equity	10.88%	33.63%
Average Common Equity	$5,172.9	$4,606.7	12%
Return on Average Assets	0.85%	2.28%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	$23.0	—	100

Average Common Shares Outstanding (000s)
Basic	223,357	220,320
Diluted	224,401	223,529
Common Shares Outstanding (EOP)	223,669	220,136

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.
*	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The impact of adoption on the calculation of the current quarter earnings per common share was a reduction of $.01. The adoption did not change the prior year quarter’s calculated earnings per common share amount.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST QUARTER	FOURTH QUARTER
($ In Millions Except Per Share Data)	2009	2008	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$410.7	$488.1	(16)%
Foreign Exchange Trading Income	131.1	234.6	(44)
Treasury Management Fees	20.4	19.4	5
Security Commissions & Trading Income	16.8	19.6	(14)
Other Operating Income	37.1	84.1	(56)
Investment Security Gains, net	0.4	(44.4)	N/M

Total Noninterest Income	616.5	801.4	(23)

Interest Income (Taxable Equivalent)	404.4	583.8	(31)
Interest Expense	116.7	235.5	(50)

Net Interest Income (Taxable Equivalent)	287.7	348.3	(17)

Total Revenue (Taxable Equivalent)	904.2	1,149.7	(21)

Noninterest Expenses
Compensation	258.3	310.6	(17)
Employee Benefits	65.8	51.0	29
Outside Services	95.7	107.2	(11)
Equipment and Software Expense	61.7	69.4	(11)
Occupancy Expense	41.8	43.2	(3)
Visa Indemnification Charges	—	(30.0)	N/M
Other Operating Expenses	70.2	3.8	N/M

Total Noninterest Expenses	593.5	555.2	7

Provision for Credit Losses	55.0	60.0	(8)
Taxable Equivalent Adjustment	10.6	12.2	(13)

Income before Income Taxes	245.1	522.3	(53)
Provision for Income Taxes	83.3	180.0	(54)

NET INCOME	$161.8	$342.3	(53)%

Net Income Applicable to Common Stock	$138.8	$330.3	(58)%

Per Common Share
Net Income
Basic	$0.62	$1.47	(58)%
Diluted	0.61	1.47	(59)

Return on Average Common Equity	10.88%	26.15%
Average Common Equity	$5,172.9	$5,023.9	3%
Return on Average Assets	0.85%	1.72%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	$23.0	12.0	92

Average Common Shares Outstanding (000s)
Basic	223,357	222,941
Diluted	224,401	223,496
Common Shares Outstanding (EOP)	223,669	223,263

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

	MARCH 31
BALANCE SHEET ($ IN MILLIONS)	2009	2008	% Change (*)
Assets
Money Market Assets	$21,776.0	$30,429.3	(28)%
Securities
U.S. Government	16.2	20.3	(20)
Government Sponsored Agency and Other	16,949.2	10,362.6	64
Municipal	837.8	851.6	(2)
Trading Account	5.1	11.4	(55)

Total Securities	17,808.3	11,245.9	58
Loans and Leases	30,410.9	26,760.5	14

Total Earning Assets	69,995.2	68,435.7	2
Reserve for Credit Losses Assigned to Loans & Leases	(286.2)	(165.4)	73
Cash and Due from Banks	2,104.1	4,061.5	(48)
Client Security Settlement Receivables	702.3	552.7	27
Buildings and Equipment, net	535.2	492.8	9
Other Nonearning Assets	5,414.0	4,103.0	32

Total Assets	$78,464.6	$77,480.3	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$13,779.1	$10,209.4	35%
Other Time	984.0	540.2	82
Non-U.S. Offices - Interest-Bearing	27,785.5	37,262.7	(25)

Total Interest-Bearing Deposits	42,548.6	48,012.3	(11)
Short-Term Borrowings	10,959.4	6,529.0	68
Senior Notes and Long-Term Debt	4,469.9	3,618.2	24

Total Interest-Related Funds	57,977.9	58,159.5	N/M
Demand & Other Noninterest-Bearing Deposits	10,796.0	10,380.2	4
Other Liabilities	3,166.0	4,182.2	(24)

Total Liabilities	71,939.9	72,721.9	(1)
Total Equity	6,524.7	4,758.4	37

Total Liabilities and Stockholders' Equity	$78,464.6	$77,480.3	1%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

	MARCH 31	DECEMBER 31
BALANCE SHEET ($ IN MILLIONS)	2009	2008	% Change
Assets
Money Market Assets	$21,776.0	$26,293.8	(17)%
Securities
U.S. Government	16.2	19.9	(19)
Government Sponsored Agency and Other	16,949.2	14,725.8	15
Municipal	837.8	822.8	2
Trading Account	5.1	2.3	122

Total Securities	17,808.3	15,570.8	14
Loans and Leases	30,410.9	30,755.4	(1)

Total Earning Assets	69,995.2	72,620.0	(4)
Reserve for Credit Losses Assigned to Loans & Leases	(286.2)	(229.1)	25
Cash and Due from Banks	2,104.1	2,648.2	(21)
Client Security Settlement Receivables	702.3	709.3	(1)
Buildings and Equipment, net	535.2	506.6	6
Other Nonearning Assets	5,414.0	5,798.6	(7)

Total Assets	$78,464.6	$82,053.6	(4)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$13,779.1	$11,686.0	18%
Other Time	984.0	801.6	23
Non-U.S. Offices - Interest-Bearing	27,785.5	35,239.5	(21)

Total Interest-Bearing Deposits	42,548.6	47,727.1	(11)
Short-Term Borrowings	10,959.4	4,049.3	171
Senior Notes and Long-Term Debt	4,469.9	4,622.7	(3)

Total Interest-Related Funds	57,977.9	56,399.1	3
Demand & Other Noninterest-Bearing Deposits	10,796.0	14,679.3	(26)
Other Liabilities	3,166.0	4,585.8	(31)

Total Liabilities	71,939.9	75,664.2	(5)
Total Equity	6,524.7	6,389.4	2

Total Liabilities and Stockholders' Equity	$78,464.6	$82,053.6	(4)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

	FIRST QUARTER
AVERAGE BALANCE SHEET ($ IN MILLIONS)	2009	2008	% Change (*)
Assets
Money Market Assets	$22,948.1	$24,576.2	(7)%
Securities
U.S. Government	17.8	16.6	7
Government Sponsored Agency and Other	15,887.3	9,402.5	69
Municipal	861.6	862.8	N/M
Trading Account	5.6	7.5	(25)

Total Securities	16,772.3	10,289.4	63
Loans and Leases	29,725.3	24,777.5	20

Total Earning Assets	69,445.7	59,643.1	16
Reserve for Credit Losses Assigned to Loans & Leases	(228.8)	(148.2)	54
Nonearning Assets	8,138.6	8,597.5	(5)

Total Assets	$77,355.5	$68,092.4	14%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$12,342.7	$9,561.2	29%
Other Time	837.6	527.8	59
Non-U.S. Offices - Interest-Bearing	30,559.4	34,039.9	(10)

Total Interest-Bearing Deposits	43,739.7	44,128.9	(1)
Short-Term Borrowings	6,630.9	3,748.2	77
Senior Notes and Long-Term Debt	4,571.2	3,622.0	26

Total Interest-Related Funds	54,941.8	51,499.1	7
Demand & Other Noninterest-Bearing Deposits	12,394.6	8,643.6	43
Other Liabilities	3,343.2	3,343.0	N/M

Total Liabilities	70,679.6	63,485.7	11
Total Equity	6,675.9	4,606.7	45

Total Liabilities and Stockholders' Equity	$77,355.5	$68,092.4	14%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2009 Quarter	2008 Quarters
($ In Millions Except Per Share Data)	First	Fourth	Third	Second	First
Net Income Summary
Trust, Investment and Other Servicing Fees	$410.7	$488.1	$474.9	$645.1	$526.8
Other Noninterest Income	205.8	313.3	197.9	200.2	353.1
Net Interest Income (Taxable Equivalent)	287.7	348.3	265.7	248.8	266.1

Total Revenue (Taxable Equivalent)	904.2	1,149.7	938.5	1,094.1	1,146.0
Provision for Credit Losses	55.0	60.0	25.0	10.0	20.0
Noninterest Expenses	593.5	555.2	1,154.0	643.3	535.3

Pretax Income (Loss) (Taxable Equivalent)	255.7	534.5	(240.5)	440.8	590.7
Taxable Equivalent Adjustment	10.6	12.2	12.3	12.7	12.6
Provision (Benefit) for Income Taxes	83.3	180.0	(104.5)	212.5	192.9

Net Income (Loss)	$161.8	$342.3	($148.3)	$215.6	$385.2

Net Income (Loss) Applicable to Common Stock	$138.8	$330.3	($148.3)	$215.6	$385.2

Per Common Share
Net Income (Loss) - Basic	$0.62	$1.47	$(0.66)	$0.97	$1.73
- Diluted	0.61	1.47	(0.66)	0.96	1.71

Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	22.44	21.89	21.68	22.46	21.62
Market Value (EOP)	59.82	52.14	72.20	68.57	66.47

Ratios
Return on Average Common Equity	10.88%	26.15%	(11.62)%	17.75%	33.63%
Return on Average Assets	0.85	1.72	(0.80)	1.22	2.28
Net Interest Margin	1.68	2.00	1.62	1.59	1.79

Risk-based Capital Ratios
Tier 1	13.0%	13.1%	9.2%	9.8%	9.5%
Total (Tier 1 + Tier 2)	15.2	15.4	11.4	11.7	11.4
Leverage	8.9	8.5	6.6	6.9	6.9

Tangible Common Equity	5.9	5.5	5.5	6.0	5.5

Assets Under Custody ($ in Billions) - EOP
Corporate	$2,559.3	$2,719.2	$3,217.0	$3,635.7	$3,659.9
Personal	281.7	288.3	314.2	325.9	322.2

Total Assets Under Custody	$2,841.0	$3,007.5	$3,531.2	$3,961.6	$3,982.1

Managed Assets	$522.3	$575.5	$652.4	$751.4	$778.6

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$167.8	$96.7	$58.8	$30.1	$27.7
Other Real Estate Owned (OREO)	4.3	3.5	2.7	4.3	8.0

Total Nonperforming Assets	$172.1	$100.2	$61.5	$34.4	$35.7

Nonperforming Assets / Loans & OREO	0.57%	0.33%	0.21%	0.12%	0.13%

Gross Charge-offs	$5.4	$16.6	$1.5	$4.9	$2.7
Less: Gross Recoveries	2.7	0.8	1.2	0.2	0.3

Net Charge-offs (Recoveries)	$2.7	$15.8	$0.3	$4.7	$2.4

Net Charge-offs (Annualized) to Average Loans	0.04%	0.21%	0.01%	0.07%	0.04%
Reserve for Credit Losses Assigned to Loans	$286.2	$229.1	$194.7	$172.5	$165.4
Reserve to Nonaccrual Loans	171%	237%	331%	573%	597%
Reserve for Other Credit-Related Exposures	$17.1	$22.0	$12.8	$10.6	$12.4